EXHIBIT 10.6

FIRST AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of April 9, 2007, is made and entered into among WYNN LAS VEGAS, LLC, a Nevada limited liability company (the “Borrower”), the Wynn Amendment Parties (as hereinafter defined) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent (in such capacity, the “Administrative Agent”) on behalf of the Lenders (as hereinafter defined).

RECITALS

A. The Borrower and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of August 15, 2006 (as amended, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent, Deutsche Bank Securities Inc., as lead arranger and joint book running manager, Banc of America Securities LLC, as lead arranger and joint book running manager, Bank of America, N.A., as syndication agent, Bear, Stearns & Co. Inc., as arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, J.P. Morgan Securities Inc., as arranger and joint book running manager, JPMorgan Chase Bank, as joint documentation agent, SG Americas Securities, LLC, as arranger and joint book running manager, Societe Generale, as joint documentation agent, Bank of Scotland, as managing agent, HSH Nordbank AG, as managing agent, The Royal Bank of Scotland PLC, as managing agent, Wachovia Bank, as managing agent, and the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”).

B. In connection with the Credit Agreement, each of Wynn Las Vegas Capital Corp., a Nevada corporation (“Capital Corp.”), Wynn Show Performers, LLC, a Nevada limited liability company (“Show Performers”), Wynn Golf, LLC, a Nevada limited liability company (“Wynn Golf”), Wynn Sunrise, LLC, a Nevada limited liability company (“Wynn Sunrise”), World Travel, LLC, a Nevada limited liability company (“World Travel”), Kevyn, LLC, a Nevada limited liability company (“Kevyn”), and Las Vegas Jet, LLC, a Nevada limited liability company (“Las Vegas Jet” and together with Capital Corp., Show Performers, Wynn Golf, Wynn Sunrise, World Travel, Kevyn, Wynn Resorts Holdings, LLC, a Nevada limited liability company, and Wynn Completion Guarantor, LLC, a Nevada limited liability company, the “Wynn Amendment Parties”), have executed certain Loan Documents.

C. The Borrower has requested that the Lenders agree, subject to the conditions and on the terms set forth in this First Amendment, to amend certain provisions of the Credit Agreement and the Disbursement Agreement to, among other things, (i) permit the release to the Borrower of certain funds on deposit in the Completion Guaranty Deposit Account and the Project Liquidity Reserve Account, (ii) permit the issuance by the Borrower and Capital Corp. of up to $500,000,000 in principal amount of senior unsecured indebtedness and (iii) declare the occurrence of the Phase I Final Completion Date.

D. The Lenders are willing to agree to such amendments, subject to the conditions and on the terms set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent on behalf of the Lenders and the Wynn Amendment Parties agree as follows:

1. Definitions. Except as otherwise expressly provided herein, capitalized terms used in this First Amendment shall have the meanings given in the Credit Agreement, and the rules of interpretation set forth in the Credit Agreement shall apply to this First Amendment.

2. Amendments.

(a) The definition of “Financing Agreements” set forth in Section 1.1 of the Credit Agreement is amended by inserting the words “and any agreements relating to the Senior Unsecured Debt” immediately after the words “Second Lien Secured Obligations” in the third line thereof.

(b) The definition of “Permitted Refinancing Indebtedness” set forth in Section 1.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Permitted Refinancing Indebtedness”: any Indebtedness of any Loan Party issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund any First Lien Secured Obligations, any Second Lien Secured Obligations or any obligations under Senior Unsecured Debt; provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all expenses and premiums incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) the restrictions on the Loan Parties contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and, in any event, the differences between the restrictions on the Loan Parties in the agreements governing such Permitted Refinancing Indebtedness from those contained in the agreements governing the Indebtedness being extended, refinancing, renewed, replaced, defeased or refunded, taken as a whole, could not reasonably be expected to be materially adverse to the Loan Parties (taken as a whole) or the Lenders and (d) to the extent related to any First Lien Secured Obligations or any Second Lien Secured Obligations (including any Permitted Refinancing Indebtedness related thereto) the relevant holders of such Permitted Refinancing Indebtedness become party to the Intercreditor Agreement. In the event Permitted Refinancing Indebtedness is used to extend, refinance, renew, replace, amend and restate, restate, defease or refund the 2014 Notes all relevant definitions and provisions of the Loan Documents related to the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded shall be amended, as necessary, to reflect such Permitted Refinancing Indebtedness and related documentation and/or arrangements by action of the Administrative Agent without the consent of the Lenders.

(c) The following new definition is inserted into Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Senior Unsecured Debt” as defined in Section 7.2(n).

(d) Section 1.3 of the Credit Agreement is amended by inserting the words “and any proceeds of the Senior Unsecured Debt applied on the date of issuance thereof to transaction costs related thereto” after the words “Refinancing Transaction” in the seventh line thereof.

(e) Section 7.2 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (l) of such section, (ii) deleting the period at the end of clause (m) of such section and replacing it with the words “; and” and (iii) inserting a new clause (n) to such section as follows:

(n) Indebtedness of the Borrower and/or Capital Corp. in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any such Indebtedness, not to exceed the lesser of (x) $500,000,000, (y) the amount of such Indebtedness permitted to be incurred under the 2014 Notes Indenture by the Loan Parties on the date that such Indebtedness is initially issued or obtained in reliance on this clause (n) in accordance with clause (i) below and (z) the principal amount of Indebtedness initially issued or obtained in reliance on this clause (n) in accordance with clause (i) below (in any such case, reduced by any principal payments from time to time made thereon) and Guarantee Obligations of any Loan Party with respect thereto (the “Senior Unsecured Debt”); provided that (i) the Senior Unsecured Debt shall initially be issued by the Borrower and/or Capital Corp. in a single issuance (and thereafter, except with respect to Permitted Refinancing Indebtedness related thereto, no other Indebtedness shall be issued in reliance on this clause (n)), (ii) the Senior Unsecured Debt shall have a final maturity date not earlier than the final maturity date of, and have a

Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the 2014 Notes and (iii) subject to clause (ii) above, the terms and conditions of the Senior Unsecured Debt (including the pricing, covenants and restrictions contained in the agreements governing the Senior Unsecured Debt) shall be in form and substance satisfactory to the Majority of the Arrangers.

(f) Section 7.9 of the Credit Agreement is amended by inserting the words “any Senior Unsecured Debt or” after the words “optionally defease,” in the third line thereof.

(g) Section 7.23 of the Credit Agreement is deleted in its entirety and replaced with the words “[INTENTIONALLY OMITTED].” All references to Section 7.23 of the Credit Agreement contained in the Loan Documents shall have no further force or effect.

(h) Section 7.26 of the Credit Agreement is amended by adding the following immediately after the concluding period thereof:

Notwithstanding the foregoing, this Section 7.26 shall not apply to the acquisition by the Borrower or any other Loan Party of any fee, easement or other interest in any real property as to which the Majority of the Arrangers have determined that the size, location and proposed use thereof are insufficient to justify the time and expense of satisfying the terms of this Section 7.26.

(i) Section 7.27 of the Credit Agreement is deleted in its entirety and replaced with the words “[INTENTIONALLY OMITTED].”

(j) Exhibit K to the Credit Agreement is amended by (i) replacing the words “Three Hundred Million Dollars ($300,000,000)” in Section 6.8 thereof with the words “Five Hundred Million Dollars ($500,000,000)” and (ii) deleting Section 4.4.5 thereof in its entirety and replacing it with the words “[INTENTIONALLY OMITTED].”

3. Release of Certain Funds on Deposit in the Completion Guaranty Deposit Account and Project Liquidity Reserve Account. Upon the effectiveness of this Amendment (i) all amounts on deposit in the Project Liquidity Reserve Account shall be released to the Borrower and (ii) any amounts in excess of $30,000,000 then on deposit in the Completion Guaranty Deposit Account shall be released to the Borrower.

4. Disbursement Agreement Amendment. The Administrative Agent is hereby directed to execute on the date hereof that certain Fifth Amendment to Master Disbursement Agreement (the “Disbursement Agreement Amendment”), substantially in the form attached hereto as Exhibit A on behalf of the Lenders.

5. Phase I Final Completion Date. Notwithstanding anything to contrary contained in the Loan Documents, as of the effective date of this First Amendment, the Phase I Final Completion Date shall be deemed to have occurred.

6. Representations and Warranties. To induce the Lenders to agree to this First Amendment, the Borrower represents to the Administrative Agent and the Lenders that as of the date hereof:

(a) the Borrower and each of the Wynn Amendment Parties has all power and authority to enter into this First Amendment and the Disbursement Agreement Amendment (collectively, the “First Amendment Documents”) to which each is a party and that have been entered into by the Borrower and each of the Wynn Amendment Parties as of the date this representation is being made, and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the First Amendment Documents to which each is a party;

(b) the execution and delivery of First Amendment Documents and the performance of the obligations of the Borrower and each of the Wynn Amendment Parties under or in respect of the First Amendment Documents to which each is a party and that have been entered into by the Borrower and each of the Wynn Amendment Parties as of the date this representation is being made have been duly authorized by all necessary action on the part of the Borrower and each of the Wynn Amendment Parties;

(c) the execution and delivery of the First Amendment Documents that have been entered into by the Borrower and each of the Wynn Amendment Parties as of the date this representation is being made and the performance of the obligations of the Borrower and each of the Wynn Amendment Parties under or in respect of such First Amendment Documents to which each is a party do not and will not conflict with or violate (i) any provision of the articles of incorporation or bylaws (or similar constituent documents) of the Borrower or any Wynn Amendment Party, (ii) any Requirement of Law, (iii) any order, judgment or decree of any court or other governmental agency binding on the Borrower or any Wynn Amendment Party, or (iv) any indenture, agreement or instrument to which the Borrower or any Wynn Amendment Party is a party or by which the Borrower or any Wynn Amendment Party, or any property of any of them, is bound, and do not and will not require any consent or approval of any Person;

(d) the First Amendment Documents that have been entered into by the Borrower and each of the Wynn Amendment Parties as of the date this representation is being made have been duly executed and delivered by the Borrower and each of the Wynn Amendment Parties party thereto and the Credit Agreement and the other Loan Documents, as amended by the First Amendment Documents, are the legal, valid and binding obligations of the Borrower and each of the Wynn Amendment Parties, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(e) no event has occurred and is continuing or will result from the execution and delivery of the First Amendment Documents that would constitute a Default or an Event of Default;

(f) since the Closing Date, no event has occurred that has resulted, or could reasonably be expected to result, in a Material Adverse Effect; and

(g) each of the representations and warranties made by the Borrower and the Wynn Amendment Parties in or pursuant to the Loan Documents to which each is a party shall be true and correct in all material respects on and as of the date this representation is being made, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

7. Effectiveness of this First Amendment. This First Amendment shall be effective only if and when (i) executed by the Borrower, the Wynn Amendment Parties and the Administrative Agent, on behalf of the Lenders, and (ii) the Disbursement Agreement Amendment shall have been executed by all parties thereto.

8. Acknowledgments. By executing this First Amendment, each of the Wynn Amendment Parties (a) consents to the First Amendment Documents and the issuance of the Senior Unsecured Debt, (b) acknowledges that, notwithstanding the execution and delivery of the First Amendment Documents or the issuance of the Senior Unsecured Debt, the obligations of each of the Wynn Amendment Parties under the Loan Documents to which they are a party (including the Guarantee, the Completion Guaranty Collateral Account Agreement, the Completion Guaranty and the Security Agreement) are not impaired or affected, and such Loan Documents continue in full force and effect, and (c) affirms and ratifies, to the extent it is a party thereto, the Loan Documents.

9. Miscellaneous. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW RULES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). This First Amendment may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement. Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement”, or words of like import in any Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby. This First Amendment shall be deemed a “Loan Document” as defined in the Credit Agreement. Section 10.12 of the Credit Agreement shall apply to this First Amendment and all past and future amendments to the Credit Agreement and other Loan Documents as if expressly set forth therein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed by their officers or officers of their sole ultimate members thereunto duly authorized as of the day and year first above written.

WYNN LAS VEGAS, LLC, a Nevada limited liability company				WYNN GOLF, LLC, a Nevada limited liability company

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member			By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member			By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

		By:	/s/ Marc Schorr			By:	Wynn Resorts, Limited, a Nevada
		Name:	Marc Schorr				corporation, its sole member
		Title:	Chief Operating Officer
							By:	/s/ Marc Schorr
							Name:	Marc Schorr
							Title:	Chief Operating Officer

WYNN SUNRISE, LLC, a Nevada limited liability company				WORLD TRAVEL, LLC, a Nevada limited liability company

By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member			By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member			By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

	By:	Wynn Resorts, Limited, a Nevada corporation, its sole member				By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

		By:	/s/ Marc Schorr				By:	/s/ Marc Schorr
		Name:	Marc Schorr				Name:	Marc Schorr
		Title:	Chief Operating Officer				Title:	Chief Operating Officer

[Signature Page to First Amendment to Credit Agreement]

LAS VEGAS JET, LLC, a Nevada limited liability company				WYNN SHOW PERFORMERS, LLC, a Nevada limited liability company

By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member			By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member			By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

		By:	Wynn Resorts, Limited, a Nevada corporation, its sole member			By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

		By:	/s/ Marc Schorr				By:	/s/ Marc Schorr
		Name:	Marc Schorr				Name:	Marc Schorr
		Title:	Chief Operating Officer				Title:	Chief Operating Officer

WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation				KEVYN, LLC, a Nevada limited liability company

By:	/s/ Marc Schorr			By:	Wynn Las Vegas, LLC,
Name:	Marc Schorr				a Nevada limited liability company,
Title:	Chief Operating Officer				its sole member

					By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

						By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

							By:	/s/ Marc Schorr
							Name:	Marc Schorr
							Title:	Chief Operating Officer

[Signature Page to First Amendment to Credit Agreement]

WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company			WYNN COMPLETION GUARANTOR, LLC, a Nevada limited liability company

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member		By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its control manager

	By:	/s/ Marc Schorr		By:	Wynn Resorts Holdings, LLC,
	Name:	Marc Schorr			a Nevada limited liability company, its sole
	Title:	Chief Operating Officer			member

				By:	Wynn Resorts, Limited, a Nevada corporation, its sole member

					By:	/s/ Marc Schorr
					Name:	Marc Schorr
					Title:	Chief Operating Officer
DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Administrative Agent on behalf of the Lenders

	By:	/s/ Mary Kay Coyle
	Name:	Mary Kay Coyle
	Title:	Managing Director

	By:	/s/ Steven Lapham
	Name:	Steven Lapham
	Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

EXHIBIT A

FIFTH AMENDMENT

TO MASTER DISBURSEMENT AGREEMENT